TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Portfolio: JPM Series Trust 11 - Equity Portfolio      Security Description: IPO
           ---------------------------- ---------               (Common  Stock -
                                                             100,000,000 Shares)
                                                             -------------------
Issuer:  Delphi Automotive Systems Corp.
                                                    Offering Type: US Registered
                                                                   -------------
                                                  (US Registered, Eligible Muni,
                                                Eligible Foreign, Eligible 144A)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------
-------- ------------------------------------------- ---------------- --------------------------------------

 1.      Offering Date                                Feb. 4, 1999    None                                         N/A
                                                      ------------                                                 ---

 2.      Trade Date                                   Feb. 4, 1999    Must be the same as #1                        Y
                                                      ------------                                                  -

 3.      Unit Price of Offering                          $17.00       None                                         N/A
                                                         ------                                                    ---

 4.      Price Paid per Share                            $17.00       Must not exceed #3                            Y
                                                         ------                                                     -

 5.      Years of Issuer's Operations                       7         Must be at least three years *                Y
                                                            -                                                       -

 6.      Underwriting Type                                Firm        Must be firm                                  Y

 7.      Underwriting Spread                             $.7888       Investment Adviser determination to          N/A
                                                         ------       be made                                      ---

 8.      Total Price paid by Portfolio                   $61,200      None                                         N/A
                                                         -------                                                   ---

 9.      Total Size of Offering                      $1,700,000,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total      $9,739,307     #10 divided by #9 must not exceed            N/A
         Price Paid for same securities purchased      ----------     25% **                                       ---
         by the same investment adviser for other
         investment companies

11.      Underwriter(s) from whom the Portfolio          Morgan       Must not include Investment Adviser           Y
         purchased (attach a prospectus or               Stanley      affiliates ***                                -
         offering circular for a list of all
         syndicate members)

12.      If the affiliate was lead or co-lead               N/A       Must be "Yes" or "N/A"                       N/A
         manager, was the instruction listed below          ---                                                    ---
         given to the broker(s) named in #11? ****

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.

                  TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Portfolio: JPM Series Tr 11 Equity Portfolio       Security Description: (Common
           ---------------------------------          Stock - 25,000,000 Shares)
                                                      --------------------------

Issuer:  Level 3 Communications, Inc.               Offering Type: US Registered
         ------------------------------                            -------------
                                                  (US Registered, Eligible Muni,
                                                Eligible Foreign, Eligible 144A)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

                                                                                                              In Compliance
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------
-------- ------------------------------------------- ---------------- --------------------------------------

 1.      Offering Date                                March 4, 1999   None                                         N/A
                                                      -------------                                                ---

 2.      Trade Date                                   March 4, 1999   Must be the same as #1                        Y
                                                      -------------                                                 -

 3.      Unit Price of Offering                          $54.00       None                                         N/A
                                                         ------                                                    ---

 4.      Price Paid per Share                            $54.00       Must not exceed #3                            Y
                                                         ------                                                     -

 5.      Years of Issuer's Operations                       5         Must be at least three years *                Y
                                                            -                                                       -

 6.      Underwriting Type                                Firm        Must be firm                                  Y

 7.      Underwriting Spread                              $1.89       Investment Adviser determination to          N/A
                                                          -----       be made                                      ---

 8.      Total Price paid by Portfolio                  $102,600      None                                         N/A
                                                        --------                                                   ---

 9.      Total Size of Offering                      $1,350,000,000   None                                         N/A
                                                     --------------                                                ---

10.      Total Price Paid by Portfolio plus Total      $22,053,600    #10 divided by #9 must not exceed            N/A
         Price Paid for same securities purchased      -----------     25% **                                      ---
         by the same investment adviser for other
         investment companies

11.      Underwriter(s) from whom the Portfolio        Salomon /      Must not include Investment Adviser           Y
         purchased (attach a prospectus or             ----------     affiliates ***                                -
         offering circular for a list of all          Smith Barney
         syndicate members)                           ------------

12.      If the affiliate was lead or co-lead                         Must be "Yes" or "N/A"                       N/A
         manager, was the instruction listed below          N/A                                                    ---
         given to the broker(s) named in #11? ****          ---

-------- ------------------------------------------- ---------------- -------------------------------------- -----------------

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.